Exhibit 10.6

Execution Version

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND

OSLER, HOSKIN & HARCOURT LLP

SUBSCRIPTION AGREEMENT

JULY 26, 2010

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made as of July 26, 2010

BETWEEN:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a corporation existing under the laws of the State of Delaware (“Quantum”)

– and –

OSLER, HOSKIN & HARCOURT LLP, a limited liability partnership existing under the laws of the Province of Ontario (“Osler”)

RECITALS:

A.

Schneider Power Inc. (“Schneider”), a wholly-owned subsidiary of Quantum, owes Cdn.$600,000 (the “Legal Fees”) to Osler in respect of legal services provided by Osler to Schneider in connection with the acquisition of all of the issued and outstanding shares of Schneider by Quantum.

B.

Quantum has agreed to sell to Osler, and Osler has agreed to purchase from Quantum, the Purchased Shares (as defined below), on the terms and subject to the conditions of this Agreement, in full satisfaction of the Legal Fees.

B.	The Parties confirm that they are acting for business purposes.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

As used in this Agreement including the recitals hereto, the following terms have the following meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Affiliate” has the meaning given in National Instrument 45-106 – Prospectus and Registration Exemptions;

“Agreement” means this subscription agreement and all schedules and instruments in amendment or confirmation of it; “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section or Schedule; “Article”, “Section” or “Schedule” of this Agreement followed by a number means and refers to the specified Article, Section or Section of this Agreement;

“Applicable Securities Law” means the Securities Act (Ontario), the 1933 Act, the 1934 Act and all other applicable securities Laws;

“Articles” means the Amended and Restated Certificate of Incorporation of Quantum, as the same may be amended or replaced from time to time;

“Business Day” means any day other than Saturday, Sunday or a day which is a statutory public holiday in Ontario;

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, Orders, charges, indictments, prosecutions, informations or other similar processes, assessments or reassessments, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

“Common Share” means a common share in the capital of Quantum;

“Contract” means any written, oral or implied or other agreement, understanding, contract, arrangement, instrument, lease, note, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, commitment, covenant, assurance or undertaking of any nature;

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system;

“Governmental Authority” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals, or dispute settlement panels or other law, rule or regulation-making organizations or entities:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory, state, or other geographic or political subdivision of any of them; or

(b)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Laws” means applicable laws (including common law and civil law), statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

“NASDAQ” means The NASDAQ Stock Market, Inc.;

“Orders” means orders, injunctions, judgments, administrative complaints, decrees, rulings, awards, assessments, directions, instructions, settlements, penalties or sanctions issued, filed or imposed by any Governmental Authority or arbitrator;

“Parties” means Quantum and Osler; and “Party” means either of them;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Public Record” means information which has been publicly filed by Quantum on EDGAR pursuant to a requirement under Applicable Securities Law;

“Purchase Price” means Cdn.$600,000; and

“Purchased Shares” means the Common Shares purchased by Osler pursuant to this Agreement.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Consent – Whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency – Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

(c)	Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with, the laws of the State of Delaware.

(d)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(e)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)

No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction, or without affecting its application to other Parties or circumstances.

(i)

Statutory References – A reference to a statute includes all regulations and rules made pursuant to the statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(j)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

(k)

Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3	Knowledge

Any reference to the knowledge of any Party means to the best of the knowledge, information and belief of the Party after due enquiry.

1.4	Entire Agreement

This Agreement, and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

ARTICLE 2

SUBSCRIPTION

2.1	Subscription

Osler hereby subscribes for and agrees to purchase, and Quantum hereby agrees to issue and sell to Osler, the lesser of (i) one million (1,000,000) Common Shares and (ii) that number of Common Shares determined by dividing (x) the Legal Fees (converted to US dollars) by (y) the consolidated closing bid price for a share of Common Stock on the date immediately preceding the date of this Agreement as determined in accordance with applicable rules of The NASDAQ Stock Market, all on the terms and conditions set forth in this Agreement, in full satisfaction of the Legal Fees.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF OSLER

3.1	Representations and Warranties of Osler

Osler represents and warrants as follows to Quantum and acknowledges and confirms that Quantum is relying on such representations and warranties in connection with the sale by Quantum to Osler of the Purchased Shares:

(a)	Capacity. Osler is a limited liability partnership validly existing under the laws of the Province of Ontario.

(b)

Authority. Osler has the necessary power and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect of them.

(c)

Binding Agreement. This Agreement has been duly executed and delivered by Osler and constitutes a legal, valid and binding contract of Osler enforceable against it in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by Osler.

(d)	Acting Jointly or in Concert. Osler does not act jointly or in concert with any other person or company for the purposes of acquiring the Purchased Shares.

(e)

Accredited Investor.    Osler is an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus and Registration Exemptions and Rule 501(a) of Regulation D under the 1933 Act, and is purchasing the Purchased Shares as principal for its own account for investment purposes and not with a view to resale or distribution in violation of U.S. federal or state securities laws.

(f)

No Prospectus or Offering Memorandum.    Osler has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, sales or advertising literature or any other document (other than financial statements, interim financial statements or any other publicly available document, the content of which is prescribed by statute or regulation) describing the business and affairs of Quantum which has been prepared for delivery to, and reviewed by, Osler in order to assist it in making an investment decision in respect of the Purchased Shares and it has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Shares. Osler has been afforded the opportunity to make and has made any inquiries as it has deemed appropriate with respect to Quantum’s affairs and prospects

3.2	Acknowledgements of Osler

Osler understands and acknowledges that:

(a)

Sale is Conditional.    The sale and delivery of the Purchased Shares to Osler is conditional upon such sale being exempt from the requirement to file a prospectus or registration statement and the requirement to deliver an offering memorandum under any applicable securities laws relating to the sale of the Purchased Shares or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or delivering an offering memorandum.

(b)

Provision of Information.    Osler acknowledges that its name and other specified information, including the number of securities it has purchased, may be disclosed to Canadian and U.S. securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws. Osler consents to the disclosure of that information.

(c)	Resale Restrictions. The Purchased Shares will be subject to resale restrictions under Applicable Securities Law.

(d)

No Registration under the U.S. Securities Act. The Purchased Shares have not been, and will not be, registered under the 1933 Act, as amended, or the securities laws of any state, and that the Purchased Shares may not be offered or sold unless registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirements is available and the Seller thereof furnishes to Quantum an opinion of counsel of recognized standing (which for greater certainty includes Osler’s New York office) in form and substance to such effect. Further, Osler understands and acknowledges that Quantum is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Purchased Shares

(e)	Legends.

(i)

Upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Purchased

Shares, and all certificates issued in exchange therefore or in substitution thereof, shall bear a legend that is in substance to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (THE “CORPORATION”) THAT, UNLESS SO REGISTERED, SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS AND THE SELLER HAS FURNISHED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

Osler consents to Quantum making a notation on its records or giving instructions to any transfer agent of the Purchased Shares in order to implement the restrictions on transfer set forth and described herein.

(f)

No Advertisement.    The purchase of the Purchased Shares by Osler has not been made through or as a result of, and the distribution of the Purchased Shares is not being accompanied by, an advertisement or any “general advertising” or “general solicitation” within the meaning of Rule 502(c) of Regulation D under the 1933 Act.

(g)	Speculative Investment. An investment in Purchased Shares is speculative and involves a substantial degree of risk.

(h)

Warning.    No agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Purchased Shares.

(i)	No Representation. No person has made to Osler any written or oral representations:

(i)	that any person will resell or repurchase any Purchased Shares;

(ii)	that any person will refund the purchase price of the Purchased Shares, other than as set out in this Agreement; or

(iii)	as to the future price or value of the Purchased Shares.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF QUANTUM

4.1	Representations and Warranties of Quantum

Quantum represents and warrants as follows to Osler and acknowledges and confirms that Osler is relying upon such representations and warranties in connection with the purchase of the Purchased Shares:

(a)

Incorporation and Existence.    Quantum is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Quantum has the corporate power to own its property and to carry on its business as currently being conducted or proposed to be conducted by it.

(b)

Validity of Agreement.    Quantum has all necessary corporate power to enter into, and perform its obligations under, this Agreement. The execution, delivery and performance by Quantum of this Agreement and the consummation of the transactions contemplated in this Agreement:

(i)	have been duly authorized by all necessary corporate action on the part of Quantum; and

(ii)

do not (or would not, with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under (A) the Articles or by-laws of Quantum; or (B) any Contracts to which Quantum is a party or by which Quantum is bound.

(c)

Purchased Securities.    The Purchased Securities issued to Osler pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable;

(d)	Enforceability of Agreement. This Agreement constitutes a legal, valid and binding obligation of Quantum enforceable against it in accordance with its terms.

(e)

Public Records.      Quantum is subject to, and in full compliance with, the reporting requirements of Section 13 and 15(d) of the Exchange Act. Since April 30, 2010, (i) Quantum has complied in all material respects with the requirements of Applicable Securities Law; (ii) Quantum has filed on EDGAR all reports, schedules, forms, prospectuses, circulars, proxies and other documents required to be filed by it; as at their respective dates of filing (or, if corrected, the dates of filing of the subsequent disclosure document), each of the disclosure documents comprising the Public Record complied in all material respects with the requirements of Applicable Securities Law and the NASDAQ and none of the disclosure documents comprising the Public Record contained a misrepresentation or an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading (within the meaning of Applicable Securities Law) at the date of filing thereof which has not been corrected and filed in a subsequent disclosure document comprising the Public Record; (iii) Quantum has complied with its obligations to make timely disclosure of all material changes relating to it under Applicable Securities Law and there is no material change relating to Quantum which has occurred and with respect to which the requisite report has not been filed; and (iv) except as otherwise disclosed in the Public Record, (A) there has been no “material fact” or “material change” (as those terms are defined under Applicable Securities Law) in the affairs of Quantum that has not been generally disclosed; (B) there have been no transactions entered into by Quantum which are material with respect to Quantum, other than those in the ordinary course of business, and (C) Quantum has carried on its business in the ordinary course;

(f)

Litigation.    Quantum is not subject to, or affected by, any Order and there is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best of the knowledge of Quantum, any investigation by) any Governmental Authority pending or, to the best of the knowledge of Quantum, threatened against or affecting Quantum or any of its assets, properties or rights which, if determined adversely to Quantum, would: (i) enjoin, restrict or prohibit the issuance or transfer of all or any part of the Purchased Shares as contemplated by this Agreement, or (ii) delay, restrict or prevent Quantum from fulfilling any of its obligations set out in, or arising from, this Agreement, and Quantum does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation.

(g)

No Insolvency Proceedings.    Quantum has not made any assignment for the benefit of its creditors nor has any receiving order been made against it under bankruptcy or similar laws of any jurisdiction, nor has any petition for such an order been served upon it, nor has it attempted to take the benefit of any legislation with respect to financially distressed debtors, nor, after giving effect to this financing, is it an insolvent person under any applicable bankruptcy legislation.

(h)	Listing. Quantum’s Common Stock is currently listed on the NASDAQ Global Market.

(i)	Miscellaneous.

(i)

Subject to and assuming the accuracy of the representations and warranties of Osler set forth in Article 3, the offer, issuance, and delivery of the Purchased Shares as contemplated by this Agreement is exempt from the prospectus, registration and/or qualification requirements, as applicable, under Applicable Securities Law. Neither Quantum nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of Quantum so as to subject the offer, issuance, and sale of the Purchased Shares to the prospectus, registration and/or qualification requirements, as applicable, under Applicable Securities Law.

(ii)

Quantum has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee or other like payment against any of the Parties.

(iii)

Quantum is not and, after giving effect to the transactions contemplated in this Agreement, will not be registered or required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

(iv)	Quantum is not, and will not become, a “passive foreign investment company” within the meaning of section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(v)	Quantum will comply with the current public information requirements specified in Rule 144(c)(1) under the 1933 Act and will provide a written statement to Osler, to such effect upon request.

4.2	Covenants of Quantum

Quantum shall make all filings required under Applicable Securities Law in connection with the transactions contemplated hereunder.

ARTICLE 5

MISCELLANEOUS

5.1	Remedies Cumulative

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

5.2	Notices

Any notice, direction or other communication to be given under this Agreement or any Ancillary Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to Quantum at:

100 W. Big Beaver Rd., Suite 200

Troy, Michigan 48084

Attention:                Ken Lombardo, General Counsel

Facsimile:                (248) 619-9280

(b)	to Osler at:

1 First Canadian Place

Suite 6300

Toronto, Ontario M5X 1B8

Attention:                Mark Trachuk, Partner

Facsimile:                (416) 862-6666

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 5:00 p.m. (Toronto time) and otherwise on the next Business Day or, (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

5.3	Expenses

Except as otherwise provided in this Agreement each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

5.4	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

5.5	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be bound thereby.

5.6	Public Notices

The Parties shall jointly plan and co-ordinate any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement and no Party shall act in this regard without the prior approval of the other, such approval not to be unreasonably withheld, unless such disclosure is required to meet timely disclosure obligations of any Party under applicable Laws, in which case such Party shall provide a copy of such disclosure to, and consult with, the other Party and provide such other Party reasonable time to comment on such disclosure prior to making such disclosure.

5.7	Assignment

Neither party shall have the right to assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party.

5.8	Further Assurances

Each of the Parties shall promptly do, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Party may require, acting reasonably, from time to time, for the purpose of giving effect to this Agreement and shall take such steps as may be reasonably within its power to implement the full extent of this Agreement.

5.9	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together constitute one and the same agreement.

5.10	Independent Legal Advice

Each of the Parties acknowledges that it is entitled to seek independent legal advice in connection with this Agreement and the interpretation and application of this Agreement and confirms that it has obtained independent legal advice.

5.11	Language.

The parties to this Agreement confirm that it is their wish that this Agreement, as well as all documents relating to this Agreement, have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ W. Brian Olson
Name: W. Brian Olson
Title: CFO

OSLER, HOSKIN & HARCOURT LLP

By:	/s/ Mark A. Trachuk
Name: Mark A. Trachuk
Title: Partner